Exhibit 99.1
Premier Exhibitions Announces the Appointment of
Mark McGowan to the Board of Directors
ATLANTA, Georgia — September 21, 2011 — Premier Exhibitions, Inc. (NASDAQ: PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced that Mark P. McGowan has been appointed to the Board of Directors of the Company.
Mr. McGowan is the managing member of SAF Capital Management LLC, a value oriented investment firm which he founded in November, 2006. Mr. McGowan also currently serves as Chairman of the Board of CombiMatrix Corporation, a molecular diagnostics company offering the profiling of chromosomes and genes for oncology and pre- and postnatal developmental disorders. Prior to forming SAF Capital Management LLC, Mr. McGowan was Co-founder and Managing Partner of MPG Capital Management LLC, an equity market research and investment advisory firm, and prior thereto worked within the Consumer and Market Knowledge function of Procter & Gamble. Mr. McGowan received his Bachelor of Science in Microbiology, with a focus in Genomics and Molecular Genetics, from Michigan State University.
Mr. Mark Sellers, Chairman of the Board of Premier Exhibitions, Inc. and Managing Member of Sellers Capital LLC, stated, “Mark McGowan is a great addition to our Board of Directors. We’re pleased to welcome him as we work to maximize shareholder value now that the Titanic court case is behind us.”
Mark P. McGowan stated, “I’m excited to join the Premier Exhibitions Board of Directors at this dynamic and strategically determinative juncture. As Managing Member of one of the company’s largest shareholders, I am intensely focused on maximizing intrinsic worth on a per share basis via a dual mandate of operational improvement and value realization of the company’s asset collection. I look forward to working in conjunction with the Board and company management as we aggressively execute plans to drive shareholder returns.”
About Premier Exhibitions
Premier Exhibitions, Inc. (NASDAQ: PRXI) is located in Atlanta, GA and is a major provider of museum-quality exhibitions throughout the world. Premier Exhibitions, Inc. is a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company’s exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues. Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.
In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “intend,” “expect,” “will,” “anticipate,” “estimate” or “continue” or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions, Inc.’s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Premier Exhibitions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact:
Michael J. Little
Chief Financial Officer
(404) 842-2600
michael.little@prxi.com